Press Release May 7, 2013

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, May 7, 2013 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $333.7 million or $1.63 per diluted share for the quarter ended March 31, 2013, compared to $241.7 million or $1.16 per diluted share for the quarter ended March 31, 2012.

For the first quarter, net income attributable to our stockholders increased by $92.0 million, or 38% compared to the same period of 2012, principally reflecting higher first quarter refining margins. Refinery gross margins were $23.32 per produced barrel, a 34% increase compared to $17.46 for the first quarter of 2012. Production levels averaged approximately 407,000 barrels per day (“BPD”) and crude oil charges averaged approximately 381,000 BPD for the current quarter. Operating expenses for the quarter were $265.1 million or $6.68 per barrel compared to $241.6 million or $5.51 per barrel for the first quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “We are pleased with our first quarter results. Planned turnarounds resulted in overall lower production levels for the quarter, but strong refined product margins helped drive a solid year-over-year increase in first quarter earnings. Significant planned refinery maintenance was performed at both the El Dorado and Navajo refineries during the quarter, and that work has since been completed. Looking forward into the summer driving season, our margin outlook continues to be positive. We remain focused on total shareholder return while maintaining a strong balance sheet.”

For the first quarter of 2013, net cash provided by operations totaled $248.6 million. During the period, we declared $0.30 regular and $0.50 special dividends to shareholders totaling approximately $163.0 million. At March 31, 2013, our combined balance of cash and short-term investments totaled $2.5 billion and our consolidated debt was $1.3 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $471.3 million at March 31, 2013. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, May 7, 2013, at 11:00 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1015235. An audio archive of this webcast will be available using the above noted link through May 21, 2013.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2012
	2013	2012	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,707,789	$4,931,738	$(223,949)	(5)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	3,792,535	4,186,917	(394,382)	(9)
Operating expenses (exclusive of depreciation and amortization)	265,099	241,627	23,472	10
General and administrative expenses (exclusive of depreciation and amortization)	29,198	27,528	1,670	6
Depreciation and amortization	71,762	56,102	15,660	28
Total operating costs and expenses	4,158,594	4,512,174	(353,580)	(8)
Income from operations	549,195	419,564	129,631	31
Other income (expense):
Earnings of equity method investments	59	717	(658)	(92)
Interest income	1,531	460	1,071	233
Interest expense	(21,320)	(33,315)	11,995	(36)
	(19,730)	(32,138)	12,408	(39)
Income before income taxes	529,465	387,426	142,039	37
Income tax provision	186,094	140,406	45,688	33
Net income	343,371	247,020	96,351	39
Less net income attributable to noncontrolling interest	9,702	5,324	4,378	82
Net income attributable to HollyFrontier stockholders	$333,669	$241,696	$91,973	38%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.64	$1.16	$0.48	41%
Diluted	$1.63	$1.16	$0.47	41%
Cash dividends declared per common share	$0.80	$0.60	$0.20	33%
Average number of common shares outstanding:
Basic	203,515	208,531	(5,016)	(2)%
Diluted	204,217	209,138	(4,921)	(2)%
EBITDA	$611,314	$471,059	$140,255	30%

Balance Sheet Data

	March 31,	December 31,
	2013	2012
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$2,543,136	$2,393,401
Working capital	$2,996,356	$2,815,821
Total assets	$10,696,172	$10,328,997
Long-term debt	$1,283,245	$1,336,238
Total equity	$6,929,047	$6,642,658

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP (1)	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2013
Sales and other revenues	$4,692,426	$76,484	$563	$(61,684)	$4,707,789
Depreciation and amortization	$57,170	$13,749	$1,050	$(207)	$71,762
Income (loss) from operations	$542,202	$33,474	$(25,972)	$(509)	$549,195
Capital expenditures	$63,632	$5,013	$3,319	$—	$71,964

Three Months Ended March 31, 2012
Sales and other revenues	$4,919,737	$67,577	$156	$(55,732)	$4,931,738
Depreciation and amortization	$41,721	$13,395	$1,193	$(207)	$56,102
Income (loss) from operations	$414,943	$32,113	$(26,975)	$(517)	$419,564
Capital expenditures	$45,534	$14,254	$1,599	$—	$61,387

March 31, 2013
Cash, cash equivalents and investments in marketable securities	$20	$18,193	$2,524,923	$—	$2,543,136
Total assets	$6,946,525	$1,428,372	$2,671,573	$(350,298)	$10,696,172
Long-term debt	$—	$811,913	$487,092	$(15,760)	$1,283,245

December 31, 2012
Cash, cash equivalents and investments in marketable securities	$2,101	$5,237	$2,386,063	$—	$2,393,401
Total assets	$6,702,872	$1,426,800	$2,531,967	$(332,642)	$10,328,997
Long-term debt	$—	$864,673	$487,472	$(15,907)	$1,336,238

(1) HEP acquired our 75% interest in the UNEV Pipeline in July 2012. We have recast our HEP segment information to include the UNEV Pipeline operations for all periods presented. The UNEV Pipeline operations were previously included in Corporate and Other.

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2013	2012
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	240,480	256,270
Refinery throughput (BPD) (2)	267,020	272,790
Refinery production (BPD) (3)	260,210	268,260
Sales of produced refined products (BPD)	242,560	259,060
Sales of refined products (BPD) (4)	253,750	264,390
Refinery utilization (5)	92.5%	98.6%

Average per produced barrel (6)
Net sales	$116.55	$119.99
Cost of products (7)	93.90	102.20
Refinery gross margin	22.65	17.79
Refinery operating expenses (8)	5.84	4.81
Net operating margin	$16.81	$12.98

Refinery operating expenses per throughput barrel (9)	$5.31	$4.57

Feedstocks:
Sweet crude oil	72%	70%
Sour crude oil	5%	9%
Heavy sour crude oil	13%	15%
Other feedstocks and blends	10%	6%
Total	100%	100%

Sales of produced refined products:
Gasolines	47%	47%
Diesel fuels	31%	32%
Jet fuels	9%	9%
Fuel oil	1%	—%
Asphalt	4%	1%
Lubricants	3%	5%
Gas oil/intermediates	—%	1%
LPG and other	5%	5%
Total	100%	100%

	Three Months Ended March 31,
	2013	2012
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	71,220	81,140
Refinery throughput (BPD) (2)	80,100	90,400
Refinery production (BPD) (3)	74,190	87,060
Sales of produced refined products (BPD)	71,160	87,250
Sales of refined products (BPD) (4)	89,820	93,130
Refinery utilization (5)	71.2%	81.1%

Average per produced barrel (6)
Net sales	$121.97	$125.91
Cost of products (7)	94.77	106.37
Refinery gross margin	27.20	19.54
Refinery operating expenses (8)	8.06	6.67
Net operating margin	$19.14	$12.87

Refinery operating expenses per throughput barrel (9)	$7.16	$6.44

Feedstocks:
Sour crude oil	80%	81%
Heavy sour crude oil	10%	9%
Other feedstocks and blends	10%	10%
Total	100%	100%

Sales of produced refined products:
Gasolines	52%	54%
Diesel fuels	37%	36%
Fuel oil	7%	5%
Asphalt	1%	2%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	68,920	70,240
Refinery throughput (BPD) (2)	74,190	78,740
Refinery production (BPD) (3)	72,870	77,200
Sales of produced refined products (BPD)	72,390	76,640
Sales of refined products (BPD) (4)	78,540	79,320
Refinery utilization (5)	83.0%	84.6%

	Three Months Ended March 31,
	2013	2012
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$108.26	$110.76
Cost of products (7)	86.54	96.79
Refinery gross margin	21.72	13.97
Refinery operating expenses (8)	8.11	6.57
Net operating margin	$13.61	$7.40

Refinery operating expenses per throughput barrel (9)	$7.91	$6.39

Feedstocks:
Sweet crude oil	44%	45%
Sour crude oil	1%	2%
Heavy sour crude oil	34%	31%
Black wax crude oil	14%	11%
Other feedstocks and blends	7%	11%
Total	100%	100%

Sales of produced refined products:
Gasolines	59%	56%
Diesel fuels	27%	30%
Jet fuels	—%	1%
Fuel oil	1%	2%
Asphalt	7%	5%
LPG and other	6%	6%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	380,620	407,650
Refinery throughput (BPD) (2)	421,310	441,930
Refinery production (BPD) (3)	407,270	432,520
Sales of produced refined products (BPD)	386,110	422,950
Sales of refined products (BPD) (4)	422,110	436,840
Refinery utilization (5)	85.9%	92.0%

Average per produced barrel (6)
Net sales	$116.00	$119.54
Cost of products (7)	92.68	102.08
Refinery gross margin	23.32	17.46
Refinery operating expenses (8)	6.68	5.51
Net operating margin	$16.64	$11.95

Refinery operating expenses per throughput barrel (9)	$6.12	$5.28

Feedstocks:
Sweet crude oil	53%	52%
Sour crude oil	19%	22%
Heavy sour crude oil	16%	16%
Black wax crude oil	2%	2%
Other feedstocks and blends	10%	8%
Total	100%	100%

	Three Months Ended March 31,
	2013	2012
Consolidated
Sales of produced refined products:
Gasolines	50%	50%
Diesel fuels	31%	32%
Jet fuels	6%	6%
Fuel oil	2%	2%
Asphalt	4%	2%
Lubricants	2%	3%
LPG and other	5%	5%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended March 31,
	2013	2012
	(In thousands)

Net income attributable to HollyFrontier stockholders	$333,669	$241,696
Add income tax provision	186,094	140,406
Add interest expense	21,320	33,315
Subtract interest income	(1,531)	(460)
Add depreciation and amortization	71,762	56,102
EBITDA	$611,314	$471,059

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$116.00	$119.54
Times sales of produced refined products (BPD)	386,110	422,950
Times number of days in period	90	91
Refined product sales from produced products sold	$4,030,988	$4,600,909

Total refined product sales from produced products sold	$4,030,988	$4,600,909
Add refined product sales from purchased products and rounding (1)	409,891	155,613
Total refined product sales	4,440,879	4,756,522
Add direct sales of excess crude oil (2)	236,250	158,282
Add other refining segment revenue (3)	15,297	4,933
Total refining segment revenue	4,692,426	4,919,737
Add HEP segment sales and other revenues	76,484	67,577
Add corporate and other revenues	563	156
Subtract consolidations and eliminations	(61,684)	(55,732)
Sales and other revenues	$4,707,789	$4,931,738

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$92.68	$102.08
Times sales of produced refined products (BPD)	386,110	422,950
Times number of days in period	90	91
Cost of products for produced products sold	$3,220,621	$3,928,901

Total cost of products for produced products sold	$3,220,621	$3,928,901
Add refined product costs from purchased products sold and rounding (1)	394,087	156,672
Total cost of refined products sold	3,614,708	4,085,573
Add crude oil cost of direct sales of excess crude oil (2)	226,268	155,810
Add other refining segment cost of products sold (4)	12,193	409
Total refining segment cost of products sold	3,853,169	4,241,792
Subtract consolidations and eliminations	(60,634)	(54,875)
Costs of products sold (exclusive of depreciation and amortization)	$3,792,535	$4,186,917

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$6.68	$5.51
Times sales of produced refined products (BPD)	386,110	422,950
Times number of days in period	90	91
Refinery operating expenses for produced products sold	$232,129	$212,071

Total refinery operating expenses for produced products sold	$232,129	$212,071
Add other refining segment operating expenses and rounding (5)	7,756	9,210
Total refining segment operating expenses	239,885	221,281
Add HEP segment operating expenses	26,029	20,030
Add corporate and other costs	(481)	449
Subtract consolidations and eliminations	(334)	(133)
Operating expenses (exclusive of depreciation and amortization)	$265,099	$241,627

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$16.64	$11.95
Add average refinery operating expenses per produced barrel	6.68	5.51
Refinery gross margin per barrel	23.32	17.46
Add average cost of products per produced barrel sold	92.68	102.08
Average sales price per produced barrel sold	$116.00	$119.54
Times sales of produced refined products (BPD)	386,110	422,950
Times number of days in period	90	91
Refined product sales from produced products sold	$4,030,988	$4,600,909

Total refined product sales from produced products sold	$4,030,988	$4,600,909
Add refined product sales from purchased products and rounding (1)	409,891	155,613
Total refined product sales	4,440,879	4,756,522
Add direct sales of excess crude oil (2)	236,250	158,282
Add other refining segment revenue (3)	15,297	4,933
Total refining segment revenue	4,692,426	4,919,737
Add HEP segment sales and other revenues	76,484	67,577
Add corporate and other revenues	563	156
Subtract consolidations and eliminations	(61,684)	(55,732)
Sales and other revenues	$4,707,789	$4,931,738

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510